Exhibit 99.1

NEWS RELEASE

For Immediate Release

TRIZETTO ANNOUNCES RESULTS OF 2006 ANNUAL MEETING OF STOCKHOLDERS

NEWPORT BEACH, Calif. – May 31, 2006 – The TriZetto Group, Inc. (Nasdaq: TZIX) today announced the results of its Annual Meeting of Stockholders held on May 22, 2006. At the meeting, two directors were elected, amendments to the company’s long-term incentive plan were approved, and the appointment of Ernst & Young LLP as the company’s independent registered public accountants was ratified. Of the 42,852,529 shares outstanding on the March 23, 2006 record date, 89.9% were represented at the meeting either in person or by proxy.

The following table sets forth the specific results of voting at the annual meeting:

Matters	For	Against	Abstentions	Broker Non-Votes
Election of Directors for a term expiring at the Annual Meeting of Stockholders in 2009*
• Paul F. LeFort	37,363,231	1,172,845	*	*

• Jerry P. Widman	35,310,468	3,225,608	*	*

Approval of amendments to 1998 Long-Term Incentive Plan	24,930,812	8,220,752	416,036	4,968,476

Ratification of appointment of Ernst & Young LLP as independent registered public accountants for 2006	38,491,913	42,982	1,181

*	With respect to the election of directors, the form of proxy permitted stockholders to check boxes indicating votes either “For All” or “Withhold Authority”, or to vote “For All Except” and to name exceptions. Votes relating to directors designated above as “Against” include votes cast as “Withhold Authority” and for named exceptions.

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Contacts:	Investors:	Media:
	Brad Samson	Audrey McDill
	949-719-2220	303-495-7197
	brad.samson@trizetto.com	audrey.mcdill@trizetto.com